Exhibit 99.1

Building Value - The Exelon Way John W. Rowe Chairman & Chief Executive Officer Lehman Brothers CEO Energy/Power Conference New York City September 3, 2003

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in Exelon Corporation's 2002 Annual Report on Form 10-K in (a) ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations-Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 19, ComEd-Note 16, PECO-Note 18 and Generation-Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. Forward-Looking Statements

Total Return Comparisons 1/1/00 - 7/31/03 Source: Bloomberg

Exelon Footprint (1) Based on Exelon Generation's ownership and long-term contracts at 7/31/03, including AmerGen Energy Company, LLC; excludes investment in Sithe Energies, Inc. ECAR: 500 MW Contracted MAAC: 10,665 MW Total 10,415 MW Operating 250 MW Contracted MAIN: 20,164 MW Total 11,028 MW Operating 9,136 MW Contracted SPP: 795 MW Contracted SERC: 900 MW Contracted NPCC: 4,066 MW Operating ERCOT: 3,674 MW Total 2,494 MW Operating 1,180 MW Contracted Total: 40,764 MW (1) 28,003 MW Operating 12,761 MW Contracted Exelon Energy Delivery Retail Electric Customers 3.6M Northern Illinois 1.5M Southeastern Pennsylvania

U.S. Electricity Business - Expectations Small consumers want reliable service Large customers want choice among suppliers Suppliers want access to utility wires Environmental interests want cleaner power Investors want attractive returns Utilities need orderly systems in which to function

Build Value through Consistent Profitability Operating Earnings Per Share* Time $4.50 $4.49 $4.30 $5.00 "Top End" $4.70 $4.85 $4.83 $4.45 $5.45 $5.15 $3.86 2000 2001 2002 2003E 2004E Note: Current 2003E EPS guidance is $4.80 to $5.00. * See end of presentation material for reconciliation to GAAP EPS.

Valuation Measures P/E Earnings per Share Earnings per Share Dividends Yield 2004E (X) 2-Yr CAGR 2000-2002A (%) 2-Yr CAGR 2002A-2004E (%) 5-Yr CAGR 1997-2002A (%) (%) Exelon 11.0 11.9 4.8 2.2 3.4 Entergy 12.5 10.5 4.9 -5.5 3.4 FPL Group 12.1 4.7 3.1 3.8 3.9 Dominion Res. 12.0 20.4 2.4 0 4.3 Southern 14.7 10.6 2.1 0.8 4.9 Cinergy 12.4 1.3 1.3 0.1 5.4 Progress Energy 10.5 12.5 0.3 3.0 5.5 DTE Energy 9.6 7.4 -2.8 0 5.9 AEP 12.4 3.5 -11.0 0 4.9 Duke Energy 12.5 -5.4 -15.0 0.2 6.5 Average 12.0 7.7 -1.0* 0.5 4.8 * 2.0% CAGR excluding AEP and Duke Sources: Thomson First Call, Bloomberg Note: P/E and yield statistics as of 8/27/03 A=Actual; E=Estimate; CAGR=Compound annual growth rate

Building Value - The Exelon Way